CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the registration statement on Form S-1 of Wazznew, Inc. of our report dated March 24, 2010, relating to our audit of the financial statements appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ ANTON & CHIA, LLP
ANTON & CHIA, LLP
Irvine, California
March 24, 2010